SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 21, 2004

                                 GOAMERICA, INC.

               (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-29359                 22-3693371
  ---------------------------     ----------------------       ------------
 (State or Other Jurisdiction    (Commission File Number)     (IRS Employer
       of Incorporation)                                    Identification No.)


     433 HACKENSACK AVENUE, HACKENSACK NJ             07601
     ------------------------------------             -----
   (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code (201) 996-1717

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On October 21, 2004, the GoAmerica, Inc. (the "Company") Board of Directors elected David Lyons as a director to fill an existing vacancy. No determination has been made to date as to the Board committees on which Mr. Lyons will serve. There was no arrangement or understanding pursuant to which Mr. Lyons was elected as a director, and there are no related party transactions between Mr. Lyons and the Company. A copy of the Company's press release announcing Mr. Lyons' election is attached hereto as Exhibit 99.1, which is incorporated in this Item 5.02 by reference.

Item 8.01.  Other Events.

On October 21, 2004, the Company issued a press release announcing that the Nasdaq Listing Qualifications Panel had notified the Company that the Company had remedied its minimum bid price deficiency (as previously disclosed by the Company) and that the Company's Common Stock would remain listed on The Nasdaq SmallCap Market. A copy of the press release is attached hereto as Exhibit 99.2, which is incorporated in this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits

       (c)

99.1 Press Release of GoAmerica, Inc., dated September 22, 2004, regarding David Lyons election to GoAmerica's Board of Directors

99.2 Press Release of GoAmerica, Inc., dated September 21, 2004, regarding GoAmerica regaining Nasdaq minimum bid price compliance

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         GOAMERICA, INC.

                                                         By: /s/ Daniel R. Luis
                                                         -----------------------
                                                         Daniel R. Luis
                                                         Chief Executive Officer

Dated: October 22, 2004

                                  EXHIBIT INDEX


Exhibit No.       Description

99.1 Press Release of GoAmerica, Inc., dated September 22, 2004, regarding David Lyons election to GoAmerica's Board of Directors

99.2 Press Release of GoAmerica, Inc., dated September 21, 2004, regarding GoAmerica regaining Nasdaq minimum bid price compliance